UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 30, 2017

To the Shareholders of
HEALTHCARE SERVICES GROUP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Healthcare Services Group, Inc. (the “Company”) will be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, on May 30, 2017, at 10:00 A.M., for the following purposes:

1	To elect nine directors;

2	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2017;

3	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement;

4	To consider an advisory vote on the frequency of shareholder advice on executive compensation; and

5	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Only shareholders of record at the close of business on April 3, 2017 will be entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Shareholders
meeting to be held on May 30, 2017

The proxy statement and annual report to shareholders are available under “2017 Proxy Materials” at www.proxydocs.com/hcsg.

Please note we are utilizing the Notice and Access method of providing proxy materials to all record and beneficial owners of our common stock via the Internet. We believe this approach provides increased flexibility with respect to the manner in which shareholders receive the information while lowering our costs of delivery and reducing the environmental impact of printing paper copies. The Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the notice of annual meeting, proxy statement and the Annual Report to Shareholders on the Internet, is first being mailed to our shareholders on or about April 17, 2017. This notice will also contain instructions on how to receive a paper copy of your proxy materials. Whether or not you plan to attend the meeting, please vote in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials.

If you request and receive paper copies of the proxy materials, please sign and promptly mail the proxy, whether or not you expect to attend the Annual Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,

DANIEL P. MCCARTNEY Chairman

Dated:	April 17, 2017
Bensalem, Pennsylvania

HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 30, 2017

SUMMARY OF THIS PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders (the “Annual Meeting”) of Healthcare Services Group, Inc. (the “Company,” “we,” “us” or “our”), to be held on Tuesday, May 30, 2017, beginning at 10:00 a.m. (EDT), at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, and at any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the Purpose of the Annual Meeting

At the Annual Meeting, shareholders will hear an update on the Company’s operations, have a chance to meet some of our directors and executives and will act on the following matters:

1	To elect nine directors;

2	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2017;

3	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement;

4	To consider an advisory vote on the frequency of shareholder advice on executive compensation; and

5	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Who May Vote; Date of Mailing

Only holders of record of our Common Stock, $.01 par value (the “Common Stock”) at the close of business on April 3, 2017 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 72,997,000 shares of our Common Stock. Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to shareholders on or about April 17, 2017.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is required to constitute a quorum at the Annual Meeting.

How many votes are required to approve each proposal?

Election of Directors

The affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the election to our Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

Ratification of Independent Registered Public Accounting Firm and Approval of Executive Compensation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for approval of Proposal No. 2 and Proposal No. 3.

1	Proxy Statement Summary

Approval of Frequency of Shareholder Advisory Votes on Executive Compensation

With respect to Proposal No. 4, the option receiving the most votes among the choices for frequency of the shareholder advisory vote on executive compensation will be deemed to have received the non-binding approval of the shareholders.

How are votes counted?

You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board of Directors. You may vote ‘FOR,’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal No. 2 and Proposal No. 3. With respect to Proposal No. 4., a shareholder can choose a vote every ‘three years,’ ‘two years,’ ‘one year,’ or ‘ABSTAIN.’ Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’ each director nominee, ‘FOR’ Proposal No. 2 and Proposal No. 3, “1 YEAR” for Proposal No. 4 and ‘FOR’ or ‘AGAINST’ any other proposal as recommended by the Board of Directors.

What is a broker non-vote?

If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of the independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors and the advisory votes regarding executive compensation and the frequency of the shareholder advisory vote on executive compensation. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

Attending in Person

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.

2	Proxy Statement Summary

Expenses; Proxy Solicitation

All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, email or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

3	Proxy Statement Summary

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, nine directors of the Company are to be elected, each to hold office for a term of one year. All nominees currently serve as Director. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.

The Board of Directors recommend a vote “FOR” all nominees.

The nominees are as follows:

Name, Age and Principal Occupations and Public Directorships for the past five years	Director Since
Robert L. Frome, Esq., 79, Member of the law firm of Olshan Frome Wolosky LLP for more than five years. Mr. Frome currently serves as a member of the board of directors of Multi Soft II, Inc.	1983
Robert J. Moss, Esq., 79, Retired for more than five years. Previously, Mr. Moss was the President of Moss Associates, a law firm. Mr. Moss served as a Court Officer of First Judicial District of Pennsylvania from 2006 to 2007	1992	(1)
John M. Briggs, CPA, 66, serves as the Company’s lead independent director. Mr. Briggs was the Treasurer of the Philadelphia Affiliate of Susan G. Komen for the Cure from 2005 through 2011. Additionally, he is the founder and formerly a Partner of Briggs, Bunting & Dougherty, LLP, a registered public accounting firm. Mr. Briggs is currently a Board member of the Capstone Group of Regulated Investment Funds	1993	(1)(2)
Dino D. Ottaviano, 69, Principal of D2O Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously employed for 23 years with Transcontinental Direct (successor to Communication Concepts, Inc.), a publicly held outsourcing printer, retiring in 2002 as Vice President of Business Development	2007	(1)(3)
Theodore Wahl, 43, President and Chief Executive Officer, since May 2015. Mr. Wahl joined the Company in 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Wahl served as President and Chief Operating Officer, Executive Vice President & Chief Operating Officer, Vice President of Finance, Regional Manager, Regional Sales Director, District Manager, Facility Manager. Prior to joining the Company, Mr. Wahl was a Senior Manager with Ernst & Young’s Transaction Advisory Group.	2011
Michael E. McBryan, 52, Executive Vice President, since April 2012. Mr. McBryan joined the Company in 1988. Prior to becoming Executive Vice President, Mr. McBryan served as Senior Vice President, Divisional Vice President, Regional Sales Director, District Manager and Facility Manager	2011
Diane S. Casey, RN, 63, Clinical Nursing Coordinator (CNC) of Endoscopy at Huntingdon Valley Surgery Center, an AAAHC accredited health care facility, where she has worked for more than five years. Ms. Casey also was employed by Holy Redeemer Health Systems for many years in various surgical nursing and management positions	2011	(3)
John J. McFadden, 55, Principal of Global Circulation Services, a provider of marketing and advertising services to Media and Publishing companies founded in 2008. Mr. McFadden previously worked at The McGraw-Hill Companies (parent company of Standard and Poor’s) where he held management positions within their global circulation, sales and outsourcing services departments for approximately 15 years	2012	(3)
Jude Visconto, 43, Principal of American Property Holdings, a real estate investment firm focused on the acquisition, development and management of multi-family/senior housing and commercial assets, for more than five years. Mr. Visconto is an active member of the real estate community and participates in a variety of industry-related associations including The American Senior Housing Association, The Association of the National Investment Center for Senior Housing and Care, and The National Association of Realtors.	2015	(4)

(1)	Member of Audit Committee.

(2)	Lead Independent Director.

(3)	Member of Nominating, Compensation and Stock Option Committee.

(4)	Appointed as Chairman by the Board of Directors effective May 31, 2017, subject to re-election to the Board by shareholders at the Annual Meeting.

4	Proposal No. 1

If Messrs. Briggs, Moss and Ottaviano are re-elected as Directors of the Company it is anticipated that such individuals will continue to comprise the Audit Committee following the Annual Meeting with Mr. Briggs serving as the chairman of such committee.

If Ms. Casey and Mr. McFadden are re-elected as Directors of the Company it is anticipated that such individuals will continue to serve on the Nominating, Compensation and Stock Option Committee following the Annual Meeting with Ms. Casey serving as the chairman of such committee.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provides our Board with the expertise and experience necessary to advance the interests of our shareholders. While the Nominating, Compensation and Stock Option Committee of our Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience in the industry the Company serves at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. Wahl, and McBryan and Ms. Casey has extensive experience in the health care services industry. Each of the aforementioned persons’ operational experience, in addition to Mr. Wahl’s financial expertise, enables them to provide guidance with respect to our operations. Also, we believe since Ms. Casey has not been an employee of the Company and has served her entire career as a direct patient care provider, she brings a patient care perspective to the Company. For instance, Ms. Casey may become aware of new developments in the healthcare services industry before the Company’s management learns of such developments and their impact on patient-related issues.

Mr. Visconto has real estate experience as a Principal of American Property Holdings, with a specific focus on the acquisition, development and management of multi-family, senior housing and commercial assets. Mr. Visconto also has extensive experience with licensed operators, management companies and property owners, all of which align with our customer base.

Each of Messrs. Frome and Moss has extensive legal experience. In addition, Mr. Frome has also served as a member of the board of directors of other public companies and has extensive corporate finance, Securities and Exchange Commission (“SEC”) compliance and mergers and acquisitions experience, which experience aids his service to the Board. Both Mr. Frome and Mr. Moss also have extensive executive experience as they both served as managing partners of their respective law firms.

Mr. Briggs’ years of experience as a certified public accountant provide him with extensive financial and accounting expertise obtained from over thirty years in public accounting. Mr. Briggs qualifies as an audit committee financial expert under SEC guidelines. Mr. Briggs also brings executive experience to the Board as he served as a partner at his accounting firm.

Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, as well as the compliance obligations of public companies.

Mr. McFadden has sales and marketing experience both as a Principal of his consulting company and through his experience at The McGraw Hill Companies that provided him with an understanding of a large public company’s operations, as well as the compliance obligations of a public company.

5	Proposal No. 1

Other Executive Officers

Other Executive Officers are as follows:

Name, Age and Principal Occupations
John C. Shea, MBA, CPA, 45, Executive Vice President and Chief Financial Officer since April 2012. Mr. Shea had previously served as Secretary, Vice President of Finance & Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.

Bryan D. McCartney, 55, Executive Vice President since April 2012. Mr. McCartney joined the Company in 1983. Prior to becoming Executive Vice President, Mr. McCartney served as Senior Vice President, Divisional Vice President, Regional Manager, District Manager and Facility Manager. Effective April 11, 2017, Bryan D. McCartney assumed a non-executive role with the Company.

Jason J. Bundick, Esq., 40, Executive Vice President, General Counsel, Chief Compliance Officer & Secretary since December 2013. Mr. Bundick joined the Company in 2012 as the Company’s Corporate Counsel. In April 2013, Mr. Bundick was appointed to serve as Chief Compliance Officer. Prior to joining the Company, Mr. Bundick was an attorney with the law firm of Drinker Biddle & Reath LLP for more than five years.

6	Proposal No. 1

PROPOSAL NO. 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2017. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2017. A representative of Grant Thornton LLP, which has served as the Company’s Independent Auditors since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

The Board of Directors recommend a vote “FOR” the approval and ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for it’s current fiscal year ending December 31, 2017.

7	Proposal No. 2

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. Pursuant to amendments to Section 14A of the Securities Exchange Act, as amended (the “Exchange Act”) (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our shareholders with an annual opportunity to cast an advisory vote (commonly referred to as “say-on-pay”) to approve the compensation of our Named Executive Officers.

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our President and Chief Executive Officer, Chief Financial Officer, and our other three highest paid executives), as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our Named Executive Officers that is tied to the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation Discussion and Analysis. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align executive officers’ interests with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

The Board of Directors recommend a vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

This say-on-pay vote is advisory, and therefore not binding on the Company, the Nominating, Compensation and Stock Option Committee or our Board of Directors.

8	Proposal No. 3

PROPOSAL NO. 4
ADVISORY VOTE REGARDING FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, added by the Dodd-Frank Act, enables our shareholders to indicate how frequently they believe we should seek an advisory “say-on-pay” vote. Accordingly, we are seeking an advisory determination from our shareholders as to the frequency with which we should present a say-on-pay vote to the shareholders. We are providing shareholders the option of selecting a frequency of three, two or one year(s), or abstaining.

We believe that the annual approach recommended by the Board allows regular input by shareholders.

The Board of Directors recommend a vote “FOR” the option of every “ONE YEAR” pursuant to the following resolution as the frequency with which shareholders will be provided an advisory vote on the compensation of our Named Executive Officers:

RESOLVED, that an advisory shareholder vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, be submitted to the Company’s shareholders every: (1) three years, (ii) two years, or (iii) one year; with such frequency that receives the highest number of votes cast being the preferred advisory vote of shareholders.

The vote regarding the frequency of advisory votes on executive compensation is advisory, and therefore not binding on the Company, the Nominating, Compensation and Stock Option Committee or our Board of Directors. Shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options. The Board will review the results of the shareholder vote and take them into account in making its decisions on executive compensation.

9	Proposal No. 4

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. These include corporate governance standards and disclosure requirements resulting from the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the NASDAQ Stock Market, LLC (“NASDAQ”) also has corporate governance and listing requirements. Our corporate governance policies are available on our website at http://investor.hcsgcorp.com/governance.cfm.

BOARD OF DIRECTORS.    The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met four times during the fiscal year ended December 31, 2016. During 2016, each member of the Board participated in all Board and applicable committee meetings held during the period for which he or she was a director or committee member. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting of Shareholders. In 2016, all of the directors attended the Company’s Annual Meeting of Shareholders.

Board Leadership

On April 11, 2017, Chairman of the Board of Directors Daniel P. McCartney, 65, informed the Board that he will not stand for re-election to the Board at the Annual Meeting. Mr. McCartney has served as Chairman of the Board of Directors since 1977. During this time, he also served as the Chief Executive Officer of the Company through May 2015. Since May 2015, he has served as non-executive Chairman of the Board. Effective May 31, 2017, Mr. McCartney will assume the role of Chairman Emeritus, and as such he will continue to serve in an advisory capacity. If he is re-elected to the Board of Directors, it is the Board’s intention to appoint Jude Visconto to the position of Chairman, effective May 31, 2017.

Mr. Visconto has served as an independent Director since May 2015. The Board believes that Mr. Visconto’s financial background and management experience are qualifications for the role of Chairman of the Board. In addition, Mr. Visconto’s more recent business experience is expected to bring additional perspective to the Board as the Company continues its growth and evolution.

Upon the re-election of Jude Visconto to the Board of Directors, Mr. Visconto will serve as an independent board chair, whose duties will include: (i) approving agendas, schedules and supporting information provided to the Board; (ii) ensuring the Board has full, timely and relevant information to support its decision-making requirements; (iii) performing the duties of the Chairman at Board meetings; (iv) consulting on the effectiveness of Board committees; (v) at his sole discretion, when necessary and appropriate, calling meetings of the Board’s non-employee directors; (vi) consulting as to the timeliness of the flow of information from the Company that is necessary for the directors to effectively perform their duties; (vii) serving as principal liaison between the non-employee, independent directors and the President and Chief Executive Officer; (viii) if requested by shareholders, being available for consultation and direct communication; and (ix) other duties requested by the Board. In addition, Mr. Visconto will preside at executive sessions of the Board without the presence of management. We believe that including an independent chairman in our Board structure enhances the effectiveness of our Board. This structure strengthens our corporate governance by promoting active engagement, objectivity, independence and oversight of management.

The independent directors of the Board have also unanimously re-appointed John M. Briggs as the lead independent director. In the absence of the Chairman, the lead independent director will assume the responsibilities of the Chairman.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our shareholders.

Board Committees

The Board has established an Audit Committee and a Nominating, Compensation and Stock Option Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2016 with respect to the Audit Committee and the Nominating, Compensation and Stock Option Committee are described below:

AUDIT COMMITTEE.     The Audit Committee’s primary responsibilities, as described in the Amended and Restated Audit Committee Charter (a copy of which is available on the Company’s website, www.hcsg.com) include:

10	Directors, Executive Officers and Corporate Governance

(a) appointment, compensation and oversight of the Company’s Independent Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditors’ plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and (iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

(b) overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

(c) providing an open avenue of communication among the Independent Auditors and financial and other senior management and the Board;

(d) reviewing with management and, where applicable, the Independent Auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be included in earnings press releases;

(e) reviewing material issues, and any analysis by management or the Independent Auditors, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;

(f) reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

(g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

(h) reviewing and overseeing compliance with the Company’s Code of Ethics and Business Conduct;

(i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and

(j) reporting Audit Committee activities to the full Board and issuing annual reports to be included in the Company’s proxy statement.

Each of Messrs. Moss, Ottaviano and Briggs are independent Directors as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.

Mr. Briggs has been designated the “audit committee financial expert” and he satisfies the attributes required of audit committee financial experts pursuant to Section 407 of Sarbanes-Oxley. The Audit Committee met five times during fiscal year 2016. The report of the Audit Committee for the fiscal year ended December 31, 2016 is included herein under “Audit Committee Report” below.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE.     The Nominating, Compensation and Stock Option Committee (currently composed of Ms. Casey and Messrs. Ottaviano and McFadden) assists the Board by:

(a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

(b) identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company’s shareholders;

(c) discharging the Board’s responsibilities relating to the compensation of Company executives; and

(d) administering the Company’s stock option plan and other equity-based compensation plans.

11	Directors, Executive Officers and Corporate Governance

Each of Ms. Casey and Messrs. Ottaviano and McFadden are Independent Directors as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating, Compensation and Stock Option Committee met once during fiscal year 2016 and also acts by unanimous written consent when necessary and appropriate.

The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the Nominating, Compensation and Stock Option Committee of candidates to be considered by this Nominating, Compensation and Stock Option Committee for nomination for election as Directors. The Nominating, Compensation and Stock Option Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Nominating, Compensation and Stock Option Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary either by personal delivery or by United States mail, postage prepaid. The Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company’s website, www.hcsg.com. The Nominating, Compensation and Stock Option Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the Nominating, Compensation and Stock Option Committee may use multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and shareholders. The Nominating, Compensation and Stock Option Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors.

The Nominating, Compensation and Stock Option Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s shareholders. The Nominating, Compensation and Stock Option Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors. The Nominating, Compensation and Stock Option Committee believes that racial and gender diversity are important factors in assessing potential board members, but not at the expense of particular qualifications and experience required to meet the needs of the Board. Furthermore, as part of the Nominating, Compensation and Stock Option Committee’s review of board composition, the board considers diversity of experience and background in an effort to ensure that the composition of directors ensures a strong and effective board. The Nominating, Compensation and Stock Option Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

See below for the Report of the Nominating, Compensation and Stock Option Committee regarding executive compensation.

Code of Ethics and Business Conduct

We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsg.com.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, including the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements and the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

The Company’s management is responsible for day-to-day risk management under the direction of Jason J. Bundick, the Company’s Chief Compliance Officer, General Counsel and Secretary. Our internal audit department serves as the primary monitoring and testing function for Company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels. The Company conducts an annual

12	Directors, Executive Officers and Corporate Governance

review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the Company revises such procedures and policies.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Directors’ Compensation

Directors who are also our employees are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Option Awards (7)(8)	Stock Awards (7)(8)	All Other Compensation (9)	Total
Daniel P. McCartney (1)	$—	$111,900	$512,000	$25,000	$648,900
John Briggs (2)	$49,000	$37,307	$—	$—	$86,307
Robert L. Frome (3)	$4,000	$37,307	$—	$—	$41,307
Robert J. Moss (4)	$9,000	$37,307	$—	$—	$46,307
Dino D. Ottaviano (5)	$10,000	$37,307	$—	$—	$47,307
Diane S. Casey	$5,000	$37,307	$—	$—	$42,307
John J. McFadden (6)	$5,000	$37,307	$—	$—	$42,307
Jude Visconto	$4,000	$37,307	$—	$—	$41,307

(1)	None of the compensation reflected for Mr. McCartney was in connection with his service as a director.

(2)	Mr. Briggs had vested options to purchase 18,779 shares of Common Stock outstanding as of December 31, 2016.

(3)	Mr. Frome had vested options to purchase 29,992 shares of Common Stock outstanding as of December 31, 2016.

(4)	Mr. Moss had vested options to purchase 22,507 shares of Common Stock outstanding as of December 31, 2016.

(5)	Mr. Ottaviano had vested options to purchase 11,504 shares of Common Stock as of December 31, 2016.

(6)	Mr. McFadden had vested options to purchase 6,003 shares of Common Stock as of December 31, 2016.

(7)
The amounts in these columns do not reflect compensation actually received by the Director, nor do they reflect the actual value that will be recognized by the Director. Instead, the amounts represent the dollar amounts recognized for financial statement reporting purposes with respect to the grant date fair value of the stock and option awards made to each Director during the 2016 fiscal year. In accordance with FASB ASC Topic 718, the fair value of the options was estimated using the Black-Scholes option valuation model and the restricted stock awards are valued utilizing the grant date fair value.

(8)	All stock and option awards granted in 2016 become vested and exercisable ratably over a five year period on each yearly anniversary date of the grant.

(9)	Includes salary, automobile allowance and contributions paid by the Company towards employee’s health insurance premiums.

Directors’ Fees

The Company pays each director who is not an employee of the Company $1,000 for each regular or committee meeting of the Board of Directors attended. In addition, Mr. Briggs receives a quarterly retainer of $10,000 with respect to his chairmanship of the Audit Committee and service as the Audit Committee Financial Expert.

Procedures for Contacting Directors

The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or a specific director at any time by writing to: Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Secretary of the Board of Directors. The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairman of the Nominating, Compensation and Stock

13	Directors, Executive Officers and Corporate Governance

Option Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and 10% shareholders to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

To the Company’s knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2016 all Section 16(a) filing requirements applicable to its directors and executive officers were complied with.

Sarbanes-Oxley Act Compliance

Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with any additional rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

14	Directors, Executive Officers and Corporate Governance

Audit Committee Report

The members of the Audit Committee from January 1, 2016 to December 31, 2016 were Messrs. John M. Briggs, Robert J. Moss and Dino Ottaviano. The Audit Committee met five times during the fiscal year ended December 31, 2016. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors’ compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

The Audit Committee adopted an Amended and Restated Audit Committee Charter on February 12, 2004, a copy of which is available on the Company’s website at www.hcsg.com.

The Company’s Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2016, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s Independent Auditors, and the Company’s internal auditor. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditor, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In November 2016, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2016, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Dino D. Ottaviano

15	Audit Committee Report

Nominating, Compensation and Stock Option Committee Report

The compensation of the President and Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

In consultation with the President and Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, as well as any management fees paid by the Company for executive services, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executives services. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, and establishes criteria for the granting of options in accordance with such criteria; and administers such plans. The Nominating, Compensation and Stock Option Committee reviews major organizational and staffing matters. In consultation with the President and Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee oversees the development and growth of executive management personnel. With respect to director compensation, the Nominating, Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Nominating, Compensation and Stock Option Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board of Directors, with equity ownership in the Company encouraged. The Nominating, Compensation and Stock Option Committee’s charter provides that the Nominating, Compensation and Stock Option Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
Dino D. Ottaviano, Chairman
Diane S. Casey
John J. McFadden

16	Nominating, Compensation and Stock Option Committee Report

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We refer to our President and Chief Executive Officer, the Chief Financial Officer and each of our other three most highly compensated executive officers as our Named Executive Officers (“NEOs”). As more fully described below, the salaries and bonuses, where applicable, of Messrs. Wahl, Shea, McCartney, McBryan and Bundick were based on their performance and level of responsibility. Our Nominating, Compensation and Stock Option Committee believes that the compensation paid is consistent with the principle that compensation plans of senior operational officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the objectives of the Company and the Nominating, Compensation and Stock Option Committee:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•
Enhance the officers’ incentive to maximize shareholder value, as well as promote retention of key personnel, by providing a portion of total compensation for management in the form of direct ownership in the Company through stock options and other stock-based compensation plans.

To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our Nominating, Compensation and Stock Option Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the Nominating, Compensation and Stock Option Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with shareholders.

The Nominating, Compensation and Stock Option Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, the Nominating, Compensation and Stock Option Committee has historically taken into account input from other independent members of our Board and, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. As part of the review of the Company’s compensation, the compensation policies of the following companies have been examined: AMN Healthcare Services, Inc. (a healthcare staffing company), Crothall Services Group (a provider of hospital housekeeping, hospital facilities management, and hospital environmental services) and ARAMARK Corporation (a food, hospitality and facility service company). The Nominating, Compensation and Stock Option Committee believes that gathering information about the compensation practices of these companies is an important part of our compensation-related decision-making process. However, since none of these companies are specifically engaged in the Company’s business and the Company is unaware of any other public company which provides housekeeping and food services solely to the health care industry and primarily to the long term care segment of the industry, the Company believes that compensation comparisons with the aforementioned companies are not apt. Accordingly, while the Nominating, Compensation and Stock Option Committee is aware of the compensation practices of the companies set forth above, the Nominating, Compensation and Stock Option Committee has not necessarily relied on comparisons with such entities for purposes of making compensation decisions for Company executive officers and the Company does not benchmark compensation against the compensation of such other companies.

The overwhelming majority of votes cast at the 2016 Annual Meeting of Shareholders approved, on an advisory basis, the compensation of the Company’s NEOs (“say-on-pay”). The Nominating, Compensation and Stock Option Committee considered that support in its efforts to align the Company’s executive compensation policies with long-term shareholder interests.

In 2017 and with respect to future compensation, the Company has engaged a third-party consultant to review the competitiveness of its Chief Executive Officer compensation program and recommend changes to the compensation level and design, as appropriate.

17	Executive Compensation

Determination of Compensation Awards

The compensation of the President and Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such determinations regarding compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

Compensation for the NEOs (referred to in the summary compensation table) other than the President and Chief Executive Officer, is determined by the President and Chief Executive Officer in consultation with the Nominating, Compensation and Stock Option Committee, taking into account the same factors considered in determining the President and Chief Executive Officer’s compensation as described above. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) limits deductibility of compensation in excess of $1 million paid to the Company’s NEOs unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company’s stock option plans should qualify as performance-based. The Company’s 2012 Equity Incentive Plan (the “2012 Plan”) contains limits as to how many stock options may be granted to a recipient in any calendar year and was approved by the Company’s shareholders. Therefore, compensation received as a result of the exercise of stock options granted under the 2012 Plan qualify as “performance-based” for purposes of Section 162(m) of the Code. As described under “Grant of Plan-Based Awards,” stock options and restricted stock were granted in fiscal year 2016 to the NEOs.

The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

Elements of Compensation

Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels. With respect to certain of our executive officers, this adjustment takes into account individual responsibilities, performance and experience.

In 2016, the annual salary for Mr. Wahl was $1,005,108 and was reflective of his responsibilities as President and Chief Operating Officer, as determined before his promotion to President and Chief Executive Officer. The annual salary for Mr. Shea was $450,000 and was reflective of his responsibilities as Executive Vice President and Chief Financial Officer. The annual salaries of Mr. McBryan and Mr. McCartney are $102,492 with Performance-Based Compensation that is based on the criteria noted below and are reflective of their responsibilities as Executive Vice Presidents. The annual salary for Mr. Bundick was $300,000 with Performance-Based Compensation that is based on the criteria noted below and was reflective of his responsibilities as Executive Vice President, General Counsel and Secretary.

Performance-Based Compensation.    We structure our annual incentive program to reward certain executive officers based on our performance and our evaluation of the individual executive’s contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year. The incentive payment, based upon the Company’s prior year performance, becomes the major portion for certain NEOs’ salaries for the following year. Mr. McCartney and Mr. McBryan are also subject to incentive compensation payments which are based on certain financial and non-financial performance measurements including facility growth, profitability, client retention and satisfaction. Their incentive compensation is reflective of their overall responsibility of the management of our operations and the delivery of the expected financial and non-financial performance associated with our services. Mr. Bundick is subject to incentive compensation payments which is based on certain financial and non-financial performance measurements including Company and personal performance.

Discretionary Long-Term Equity Incentive Awards.    The Nominating, Compensation and Stock Option Committee is responsible for determining the individuals who will be granted equity awards, the number of equity awards each individual will receive, the option price per share (if applicable), and the vesting and exercise period (if applicable) of each award. Guidelines for the number of equity awards granted to each executive officer are determined using a procedure approved by the Nominating, Compensation and Stock Option Committee based upon several factors, including the executive officer’s salary level, performance and the value of the equity award at the time of grant. We grant equity awards at the fair market value of the underlying stock on the date of

18	Executive Compensation

grant. In January 2017, 2016 and 2015, the Nominating, Compensation and Stock Option Committee granted options to purchase an aggregate of approximately 103,000, 83,000 and 82,000 shares of Common Stock, respectively, to our current NEOs and directors. In January 2016 and 2015, the Nominating, Compensation and Stock Option Committee granted restricted stock awards of an aggregate of approximately 24,000 and 15,000 shares, respectively, to our current NEOs. In January 2017, the Nominating, Compensation and Stock Option Committee granted an aggregate of approximately 54,000 restricted stock units to our current NEOs. See the table entitled Grant of Plan-Based Awards included in this proxy statement for more information on the 2016 grants. In making its decision to grant these awards, the Nominating, Compensation and Stock Option Committee considered the competitive challenges to our business and the commitments of time, energy and expertise our executive officers have expended to meet these challenges and foster the growth and financial position of the Company. The Nominating, Compensation and Stock Option Committee has also granted stock options to all other levels of Company management and key employees and believes that the grant of the stock options to the NEOs is aligned with the grants to such management and key employees and also aligns the interest of management with shareholders. As indicated under “Compensation Objectives” above, the Nominating, Compensation and Stock Option Committee has not adopted any formal guidelines for allocating total compensation between cash and equity.

Deferred Compensation Plan.    We have a Supplemental Executive Retirement Plan (the “SERP”) for certain executives and key employees. The SERP is not qualified under Section 401 of the Code. The SERP allows participants to defer up to 25% of their earned income on a pre-tax basis. As of the last day of each plan year, each participant will receive a 25% match of up to 15% of their deferral in the form of our Common Stock based on the then current market value. SERP participants fully vest in our matching contribution three years from the first day of the initial year of participation. The income deferred and our matching contributions are unsecured and subject to the claims of our general creditors. Under the SERP, we are authorized to issue up to 1,013,000 shares of our Common Stock to our employees. Pursuant to such authorization, 408,000 shares are available for future grant at December 31, 2016. In the aggregate, as of December 31, 2016 and since the initiation of the SERP, the Company’s 25% match has resulted in 605,000 shares being issued to the trustee. At the time of issuance, such shares were accounted for at cost, as treasury stock. At December 31, 2016, approximately 271,000 of such shares are vested and remain in the respective active participants’ accounts.

Employee Stock Purchase Plan.    We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. In August 2016, the Board of Directors extended the ESPP for an additional five offerings through 2021. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our Common Stock to our employees. Pursuant to such authorization, we have 2,309,000 shares available for future grant at December 31, 2016. Furthermore, under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Common Stock. No employee may purchase Common Stock which exceeds $25,000 in fair market value (determined on the date of grant) for each calendar year. The price per share is equal to the lower of 85% of the fair market price on the first day of the offering period, or 85% of the fair market price on the day of purchase.

Other Elements of Compensation and Perquisites.

Medical Insurance.    We provide to each NEO and their respective spouses and children such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment. This insurance requires an employee co-payment of the insurance premium.

Life and Disability Insurance.    We provide to each NEO such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Automobile Allowance.    We provide some NEOs with an automobile allowance during the term of their employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Sporting Event Tickets.    We obtain season tickets for several Philadelphia sports teams. Although these tickets are intended to be used for entertaining clients, unused tickets are made available to employees, including the NEOs, for personal use.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Nominating, Compensation and Stock Option Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Company has structured its compensation program so that certain employees are incentivized primarily on their ability to achieve

19	Executive Compensation

revenue and profit objectives of the customer accounts under their supervision and generate new business. Additionally, incentive compensation is earned on the achievement of certain non-financial objectives such as recruiting and developing future management personnel, reviewing subordinate employees, maintaining good client relations and compliance with Company operational reporting requirements. The Company believes that elements of this incentive policy may be subject to abuse. Specifically, the Company recognizes that incentivizing employees for new business generation could result in employees entering into agreements without conducting proper due diligence or an appropriate analysis of the creditworthiness of the prospective client. Similarly, employees may be tempted to hire employees prior to their quarterly review in order to meet their recruitment goals. The Company recognizes that managers may be tempted to give better performance reviews of their subordinates in order to boost the appearance of their own performance. Also, the Company recognizes that in preparing budgets upon which an employee will be reviewed, an employee may seek to be too conservative in his or her estimates in order to more easily achieve performance targets. The Company has carefully designed its compensation policies and practices to diminish the potential abuses inherent in such programs to avoid unnecessary risks to the Company and its shareholders.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during the Company’s prior three fiscal years for the Company’s President and Chief Executive Officer, Chief Financial Officer and the three highest paid executive officers serving at the end of 2016 (the NEOs).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Theodore Wahl	2016	$1,005,108	$—	$512,100	$111,900	$37,692	$10,900	$1,677,700
President & Chief	2015	$1,005,376	$—	$227,250	$99,600	$37,702	$8,616	$1,378,544
Executive Officer & Director	2014	$998,142	$—	$105,075	$123,600	$38,150	$8,616	$1,273,583
John C. Shea	2016	$450,000	$—	$73,401	$12,309	$16,875	$5,832	$558,417
Executive Vice President &	2015	$450,000	$—	$49,995	$10,956	$16,875	$3,776	$531,602
Chief Financial Officer	2014	$447,736	$—	$17,513	$51,500	$17,113	$3,776	$537,638
Bryan D. McCartney	2016	$102,492	$888,000	$106,688	$111,900	$37,143	$12,100	$1,258,323
Executive Vice President	2015	$106,434	$868,406	$75,750	$99,600	$36,557	$13,000	$1,199,747
	2014	$102,492	$705,766	$58,546	$123,600	$30,310	$13,000	$1,033,714
Michael E. McBryan	2016	$102,492	$888,000	$106,688	$111,900	$37,143	$12,100	$1,258,323
Executive Vice President &	2015	$106,434	$868,406	$75,750	$99,600	$36,553	$13,000	$1,199,743
Director	2014	$102,492	$708,766	$58,171	$123,600	$30,422	$13,000	$1,036,451
Jason J. Bundick (3)	2016	$300,000	$101,570	$34,140	$44,760	$10,039	$5,832	$496,341
Executive Vice President, General	2015	$311,250	$99,671	$18,938	$33,200	$10,273	$2,800	$476,132
Counsel & Secretary	2014	$262,205	$69,089	$9,807	$41,200	$4,204	$2,800	$389,305

(1)
The amounts in these columns do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the NEO. Instead, the amounts reflect the aggregate grant date fair value of stock and option awards granted under either our ESPP or stock option plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. ESPP awards are valued at the difference between the fair market value of the Company’s common stock at the award date and the respective ESPP purchase price. Restricted stock awards are valued utilizing the grant date fair value. Stock options are valued utilizing the Black-Scholes option valuation model on the date of grant. A more detailed discussion of the assumptions of our ESPP and the 2012 Plan may be found in Note 9 of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2016.

(2)	Includes automobile allowance, contributions paid by the Company towards employee’s health insurance premiums and personal use of tickets for sporting events.

(3)	Mr. Bundick became a NEO in 2015. Prior thereto, he was an executive officer of the Company.

20	Executive Compensation

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2016, to each of the NEOs.

	Grant Date	Date Award Approved	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards	Grant Date Fair Value of Stock and Option Awards
Name			(#)	(#)	($/sh)	($)
Theodore Wahl	1/4/2016	12/15/2015	15,000	15,000	$34.14	$624,000
John C. Shea	1/4/2016	12/15/2015	2,150	1,650	$34.14	$85,710
Bryan D. McCartney	1/4/2016	12/15/2015	3,125	15,000	$34.14	$218,588
Michael E. McBryan	1/4/2016	12/15/2015	3,125	15,000	$34.14	$218,588
Jason Bundick	1/4/2016	12/15/2015	1,000	6,000	$34.14	$78,900

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has not entered into employment contracts with any of the NEOs. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2016. As set forth above in the “Compensation Discussion and Analysis,” the Company believes that part of the compensation for the NEOs should be in the form of long-term equity grants so as to align the interests of the Named Executive Officers with the Company’s shareholders. In accordance with these objectives, Messrs. Wahl, Shea, McCartney, McBryan, and Bundick received stock options to purchase of 15,000, 1,650, 15,000, 15,000 and 6,000 shares of Common Stock, respectively, and restricted stock awards of 15,000, 2,150, 3,125, 3,125 and 1,000 shares, respectively. These stock options and restricted stock awards vest over five years, as an incentive to the NEOs to increase the long-term value of the Company and thereby increase the value of its Common Stock.

21	Executive Compensation

Outstanding Equity Awards at December 31, 2016

The following table summarizes the outstanding equity awards of each of the NEOs as of December 31, 2016:

		Option Awards				Stock Awards
Name	Grant Date (1)	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested (2)	Market Value of Unvested (3)
Theodore Wahl	1/5/2009	7,500	—	$10.3867	1/5/2019
	1/4/2010	11,250	—	$14.3067	1/4/2020
	1/6/2011	15,000	—	$16.1100	1/6/2021
	1/5/2012	12,000	3,000	$17.5000	1/5/2022
	1/4/2013	9,000	6,000	$23.5000	1/4/2023	400	$15,668
	1/3/2014	6,000	9,000	$28.0200	1/3/2024	2,250	$88,133
	1/5/2015	3,000	12,000	$30.3000	1/5/2025	6,000	$235,020
	1/4/2016	—	15,000	$34.1400	1/4/2026	15,000	$587,550

John C. Shea	1/4/2010	750	—	$14.3067	1/4/2020
	1/6/2011	4,000	—	$16.1100	1/6/2021
	1/5/2012	4,000	1,000	$17.5000	1/5/2022
	1/4/2013	3,000	2,000	$23.5000	1/4/2023	140	$5,484
	1/3/2014	2,500	3,750	$28.0200	1/3/2024	375	$14,689
	1/5/2015	330	1,320	$30.3000	1/5/2025	1,320	$51,704
	1/4/2016	—	1,650	$34.1400	1/4/2026	2,150	$84,216

Bryan D. McCartney	1/3/2008	22,500	—	$13.9267	1/3/2018
	1/4/2010	22,500	—	$14.3067	1/4/2020
	1/6/2011	15,000	—	$16.1100	1/6/2021
	1/5/2012	12,000	3,000	$17.5000	1/5/2022
	1/4/2013	9,000	6,000	$23.5000	1/4/2023	400	$15,668
	1/3/2014	6,000	9,000	$28.0200	1/3/2024	1,125	$44,066
	1/5/2015	3,000	12,000	$30.3000	1/5/2025	2,000	$78,340
	1/4/2016	—	15,000	$34.1400	1/4/2026	3,125	$122,406

Michael E. McBryan	1/3/2008	22,500	—	$13.9267	1/3/2018
	1/4/2010	22,500	—	$14.3067	1/4/2020
	1/6/2011	15,000	—	$16.1100	1/6/2021
	1/5/2012	12,000	3,000	$17.5000	1/5/2022
	1/4/2013	9,000	6,000	$23.5000	1/4/2023	400	$15,668
	1/3/2014	6,000	9,000	$28.0200	1/3/2024	1,125	$44,066
	1/5/2015	3,000	12,000	$30.3000	1/5/2025	2,000	$78,340
	1/4/2016		15,000	$34.1400	1/4/2026	3,125	$122,406

Jason Bundick	1/4/2013	2,100	1,400	$23.5000	1/4/2023
	1/3/2014	2,000	3,000	$28.0200	1/3/2024	210	$8,226
	1/5/2015	1,000	4,000	$30.3000	1/5/2025	500	$19,585
	1/4/2016	—	6,000	$34.1400	1/4/2026	1,000	$39,170

(1) Options and stock awards vest 20% per year on the anniversary of the grant date for each of the five years subsequent to the grant date.
(2) Unless otherwise noted herein, restricted stock awards vest at the rate of 20% annually, commencing on the first anniversary from the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the restricted stock awards will be issued upon vesting.
(3) Valued based on the closing price of a share of the Company’s Common Stock on December 31, 2016 as reported on the NASDAQ Global Select Market ($39.17).

22	Executive Compensation

Option Exercises and Stock Vested During 2016

The following table sets forth information concerning the option exercises and stock vested of each of the NEOs during the year ended December 31, 2016:

	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Theodore Wahl	—	—	2,450	$85,466
John C. Shea	—	—	525	$18,295
Bryan D. McCartney	—	—	1,075	$37,399
Michael E. McBryan	—	—	1,075	$37,399
Jason Bundick	—	—	195	$6,815

Nonqualified Deferred Compensation

The following table sets forth information concerning the non-qualified deferred compensation of each of the NEOs during the year ended December 31, 2016, as well as the aggregate balance of non-qualified deferred compensation as of  December 31, 2016.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE
Theodore Wahl	$150,766	$37,692	$146,667	$1,531,377
John C. Shea	$67,500	$16,875	$36,819	$515,765
Bryan D. McCartney	$247,623	$37,143	$253,295	$3,854,326
Michael E. McBryan	$247,623	$37,143	$346,766	$4,223,243
Jason Bundick	$40,157	$10,039	$5,737	$120,810

23	Executive Compensation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 3, 2017, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers as defined in Item 402(a)(3) of Regulation S-K and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership		Percent of Class (3)
BlackRock, Inc. (2)	8,182,059	(4)	11.2%
The Vanguard Group, Inc. (2)	6,414,102	(5)	8.8%
Neuberger Berman Group LLC (2)	4,316,591	(6)	5.9%
Daniel P. McCartney	2,259,792	(7)	3.1%
Theodore Wahl	294,026	(8)	-	(21)
Bryan D. McCartney	240,498	(9)	-	(21)
Michael E. McBryan	152,358	(10)	-	(21)
Robert L. Frome	65,494	(11)	-	(21)
John M. Briggs	44,815	(12)	-	(21)
John C. Shea	24,760	(13)	-	(21)
Robert J. Moss	20,006	(14)	-	(21)
Dino D. Ottaviano	15,889	(15)	-	(21)
John J. McFadden	10,004	(16)	-	(21)
Jason J. Bundick	5,562	(17)	-	(21)
Diane S. Casey	5,001	(18)	-	(21)
Jude Visconto	1,001	(19)	-	(21)
Directors and Executive Officers as a group (13 persons)	3,139,206	(20)	4.3%

(1)	Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

(2)	The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104.

(3)	Based on 72,997,000 shares of Common Stock outstanding at April 3, 2017.

(4)
According to Schedule 13G filed by BlackRock, Inc. on January 12, 2017, it has total beneficial ownership of 8,182,059 shares. Such beneficial ownership includes sole voting power with respect to 8,033,307 shares, and sole dispositive power with respect to 8,182,059 shares.

(5)
According to Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2017, it has total beneficial ownership of 6,414,102 shares. Such beneficial ownership includes sole voting power with respect to 140,934 shares, shared voting power with respect to 8,155 shares, sole dispositive power with respect to 6,269,260 shares and shared dispositive power with respect to 144,842 shares.

(6)
According to Schedule 13G filed by Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC on February 14, 2017, such entities have, in the aggregate, total beneficial ownership of 4,316,591 shares, which includes shared voting power with respect to 4,278,816 shares and shared dispositive power with respect to 4,316,591 shares.

24	Security Ownership of Certain Beneficial Owners and Management

(7)
Daniel P. McCartney’s beneficial ownership includes incentive stock options to purchase 64,285 shares, and nonqualified stock options to purchase 128,216 shares, all currently exercisable, and 3,367 shares credited to Mr. McCartney’s account (but unissued) in connection with the Company’s SERP.

(8)
Theodore Wahl’s beneficial ownership includes incentive stock options to purchase 42,504 shares, and nonqualified stock options to purchase 36,246 shares, all currently exercisable, and 10,411 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s SERP. Additionally, includes 84,536 and 28,418 shares held by Mr. Wahl’s wife and minor children, respectively.

(9)
Bryan D. McCartney’s beneficial ownership includes incentive stock options to purchase 35,067 shares and nonqualified stock options to purchase 69,933 shares, all currently exercisable, and 23,658 shares credited to Mr. McCartney’s account (but unissued) in connection with the Company’s SERP.

(10)
Michael E. McBryan’s beneficial ownership includes incentive stock options to purchase 35,067 shares and nonqualified stock options to purchase 69,933 shares, all currently exercisable, and 33,745 shares credited to Mr. McBryan’s account (but unissued) in connection with the Company’s SERP.

(11)	Robert L. Frome’s beneficial ownership includes nonqualified stock options to purchase 34,993 shares, all currently exercisable.

(12)	John M. Briggs’ beneficial ownership includes nonqualified stock options to purchase 23,780 shares, all currently exercisable.

(13)
John C. Shea’s beneficial ownership includes incentive stock options to purchase 18,490 shares, all currently exercisable and 3,304 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s SERP.

(14)	Robert J. Moss’ beneficial ownership includes nonqualified stock options to purchase 20,006 shares, all currently exercisable.

(15)	Dino D. Ottaviano’s beneficial ownership includes nonqualified stock options to purchase 15,305 shares, all currently exercisable.

(16)	John J. McFadden’s beneficial ownership includes nonqualified stock options to purchase 10,004 shares, all currently exercisable.

(17)
Jason J. Bundick’s beneficial ownership includes incentive stock options to purchase 3,739 shares and nonqualified stock options to purchase 461 shares, all currently exercisable, and 702 shares credited to Mr. Bundick’s account (but unissued) in connection with the Company’s SERP.

(18)	Diane S. Casey’s beneficial ownership includes nonqualified stock options to purchase 5,001 shares, all currently exercisable.

(19)	Jude Visconto’s beneficial ownership includes nonqualified stock options to purchase 1,001 shares, all currently exercisable.

(20)
Includes 614,031 shares underlying stock options granted to this group. All stock options reflected in the security ownership table are currently exercisable; also includes 75,187 shares credited to the accounts of a Director and certain executive officers (but unissued) in connection with the Company’s SERP.

(21)	Less than 1% of the outstanding shares.

25	Security Ownership of Certain Beneficial Owners and Management

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company’s Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee or family member thereof. The Audit Committee does not have a formal written policy which sets forth its policies and procedures with respect to reviewing a related party transaction. The Audit Committee, however, will not approve any transaction unless the transaction is on terms comparable to those available to unaffiliated third parties and have terms reasonably expected to benefit the Company.

Kevin P. McCartney, the brother of Daniel P. McCartney and Bryan D. McCartney, joined the Company in 1998 and is currently employed by the Company as a Divisional Vice President. Kevin McCartney’s compensation earned from the Company during fiscal year 2016 consisted of approximately $132,000 in base salary, $98,000 of incentive compensation and $10,000 in automobile allowance. Additionally, Kevin McCartney earned compensation of approximately $5,000 from the value realized on SERP contributions made on his behalf by the Company. All of such compensation earned by Kevin McCartney is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Stephen Newns, the brother-in-law of Daniel P. McCartney and Bryan D. McCartney, joined the Company in 1995 and is currently employed by the Company as a Divisional Vice President. Mr. Newns’ compensation earned from the Company during fiscal year 2016 consisted of approximately $100,000 in base salary, $144,000 of incentive compensation and $10,000 in automobile allowance. Additionally, Mr. Newns earned compensation of approximately $5,000 from the value realized on SERP contributions made on his behalf by the Company. All of such compensation earned by Mr. Newns is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Matthew J. McKee, MBA, the son-in-law of Daniel P. McCartney and the brother-in-law of Theodore Wahl joined the Company in 2004 and is currently employed by the Company as Vice President of Strategy. Mr. McKee’s compensation earned from the Company during fiscal year 2016 consisted of approximately $185,000 in base salary, $59,000 of incentive compensation and $9,000 in automobile allowance. Additionally, Mr. McKee earned compensation of approximately $9,000 from the value realized on SERP contributions made on his behalf by the Company. Management believes that the compensation earned by Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

James R. Bleming, the brother-in-law of Bryan McCartney, joined the Company in 1992 and is currently employed by the Company as a Divisional Vice President. Mr. Bleming’s compensation earned from the Company during fiscal year 2016 consisted of approximately $117,000 in base salary, $78,000 of incentive compensation and $10,000 in automobile allowance. Additionally, Mr. Bleming earned compensation of approximately $7,000 and $2,000, respectively, from the value realized on SERP contributions made on his behalf by the Company and his participation in the Company’s Employee Stock Purchase Plan. All of such compensation earned by Mr. Bleming is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Director Independence

In accordance with the listing requirements of NASDAQ, a majority of the current members of the Company’s Board of Directors are independent, namely: John M. Briggs, Diane S. Casey, Robert L. Frome, John J. McFadden, Robert J. Moss, Dino D. Ottaviano and Jude Visconto. Accordingly, if Messrs. Briggs, Frome, McFadden, Moss, Ottaviano and Visconto and Ms. Casey are re-elected as members of the Board of Directors, a majority of the members of the Company’s Board of Directors will continue to be independent.

Mr. Frome is a member of the law firm of Olshan Frome Wolosky, LLP, which has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the fiscal year ended December 31, 2016 were less than $120,000. Additionally, the fees paid by the Company did not exceed 5% of such firm’s total revenues.

Accordingly, Mr. Frome is an independent director as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards.

26	Certain Relationships and Related Transactions, and Director Independence

Compensation Committee Interlocks and Insider Participation

No member of the Nominating, Compensation and Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2016. No member of the Nominating, Compensation and Stock Option Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2016. None of our executive officers was a member of such Committee, or a director, of another entity during the fiscal year ended December 31, 2016. There were no transactions between any member of the Nominating, Compensation and Stock Option Committee and the Company during the fiscal year ended December 31, 2016 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

27	Certain Relationships and Related Transactions, and Director Independence

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2017. Said firm has no other relationship to the Company.

The following table sets forth the fees billed to the Company by Grant Thornton LLP during fiscal years 2016 and 2015:

	2016	2015
Audit fees (1)	$772,000	$740,000
Tax fees (2)	31,000	41,000
All other fees	—	—
	$803,000	$781,000

(1)
Audit fees billed by Grant Thornton LLP related to the audits of the Company’s annual financial statements and internal control over financial reporting; the review of the Company’s financial statements included in the quarterly reports on Form 10-Q; review of documents filed with the SEC; and reimbursement for direct out-of-pocket expenses.

(2)	Tax fees billed by Grant Thornton LLP for services relating to tax compliance, tax advice and tax planning.

28	Principal Accountant Fees and Services

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

DEADLINE FOR SHAREHOLDER PROPOSALS

Under our Second Amended and Restated By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Second Amended and Restated By-laws for a director nomination or other business. With respect to the 2018 annual meeting, such notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices no later than the close of business on December 18, 2017 (the 120th day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting). Shareholders who desire to present a proposal to be included in our proxy statement for our 2018 annual meeting must submit the proposal to us no later than December 18, 2017  and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Any such proposal must be sent in writing to the Secretary of the Company at the principal executive offices.

29	Other Matters and Deadline for Shareholder Proposals

ANNUAL REPORT

The 2016 Annual Report to Shareholders, including financial statements, is available under “2016 Proxy Materials” at www.proxydocs.com/HCSG. Certain information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017, is incorporated by reference to this proxy statement.

By Order of the Board of Directors,
DANIEL P. MCCARTNEY Chairman

Dated:	April 17, 2017
Bensalem, Pennsylvania

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsg.com.

30

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 30, 2017, for Healthcare Services Group, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/HCSG. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's annual meeting, please make this request on or before May 19, 2017.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/HCSG

Proxy Materials Available to View or Receive:
Annual Report on Form 10-K and Proxy Statement

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/HCSG	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Healthcare Services Group, Inc. Notice of Annual Meeting

Date: Tuesday, May 30, 2017
Time: 10:00 A.M. (EDT)
Place: The Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020

Board of Directors Recommends a Vote FOR each of the director nominees listed, FOR proposal 2 and 3, and "1 YEAR" on proposal 4.

1. To elect nine directors.

Nominees
(01) Theodore Wahl
(02) John M. Briggs
(03) Robert L. Frome
(04) Robert J. Moss
(05) Dino D. Ottaviano
(06) Michael E. McBryan
(07) Diane S. Casey
(08) John J. McFadden
(09) Jude Visconto

Vote In-Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please register with the Inspector of Elections at the desk marked "Shareholder Registration" at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy in person at the Annual Meeting.

31

Healthcare SERVICES GROUP

ANNUAL MEETING OF HEALTHCARE SERVICES GROUP, INC.

Date: May 30, 2017
Time: 10:00 A.M. (EDT)
Place: The Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2 and 3, and "1 Year" on proposal 4.

1: To elect nine directors

	For	Withhold	Directors Recommend
01 Theodore Wahl	☐	☐	For
02 John M. Briggs	☐	☐	For
03 Robert L. Frome	☐	☐	For
04 Robert J. Moss	☐	☐	For
05 Dino D. Ottaviano	☐	☐	For
06 Michael E. McBryan	☐	☐	For
07 Diane S. Casey	☐	☐	For
08 John J. McFadden	☐	☐	For
09 Jude Visconto	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2017.	☐	☐	☐	For
3: To consider an advisory vote on executive compensation.	☐	☐	☐	For

	1 Year	2 Years	3 Years	Abstain	Directors Recommend
4: To consider an advisory vote on the frequency of shareholder advice on executive compensation.	☐	☐	☐	☐	1 Year

Authorized Signatures - This section must be completed for your Instructions to be executed.

__________________ Please Sign Here   __________________ Please Date Above

__________________ Please Sign Here   __________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Healthcare SERVICES GROUP

Annual Meeting of Healthcare Services Group, Inc. to be held on Tuesday, May 30, 2017 for Holders as of April 3, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET

Go To
www.proxypush.com/HCSG
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-390-5232
- Use any touch-tone telephone.
- Have your Proxy Card/Voting Instruction Form ready.
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned, revoking all previous proxies, hereby appoints Theodore Wahl and Jason J. Bundick, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR ONE YEAR IN PROPOSAL 4.

All votes must be received by 11:59 P.M., Eastern Time, May 29, 2017.
All votes for 401(k) participants must be received by 5:00 P.M. on May 23, 2017.

PROXY TABULATOR FOR

HEALTHCARE SERVICES GROUP, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

32

Proxy — Healthcare Services Group, Inc.
Annual Meeting of Stockholders
May 30, 2017, 10:00 a.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Theodore Wahl and Jason J. Bundick (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Healthcare Service Group, Inc., a Pennsylvania corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020, on Tuesday, May 30, 2017 at 10:00 a.m. (EDT) and all adjournments thereof.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

The purpose of the Annual Meeting is to take action on the following:

There are nine directors up for re-election. They are: Theodore Wahl, John M. Briggs, Robert L. Frome, Robert J. Moss, Dino D. Ottaviano, Michael E. McBryan, Diane S. Casey, John J. McFadden and Jude Visconto.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, "FOR" proposals 2 and 3, and "1 Year" on proposal 4.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION ALL AS RECOMMENDED IN THE PROXY STATEMENT, FOR ONE YEAR WITH RESPECT TO THE FREQUENCY OF THE ADVISORY VOTE, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side.)

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐

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